Exhibit 99.1

FOR IMMEDIATE RELEASE

STEVE SCHUCKENBROCK TO STEP DOWN AS ACCRETIVE HEALTH PRESIDENT & CEO

Joe Flanagan’s Role Expanded to Lead New Transformation Office

CHICAGO – April 23, 2014 – Accretive Health, Inc. (OTC Pink: ACHI) today announced that its Board of Directors has accepted the resignation of Steve Schuckenbrock as president and CEO, effective October 2, 2014, which is the completion of his contract term. The Board of Directors has initiated a search for a new CEO with deep healthcare domain expertise to lead the company through its next phase of operational enhancement, as well as reigniting the company’s growth and strategic innovation. Schuckenbrock will continue to serve on Accretive Health’s Board of Directors, remain as President and CEO through his contract term, enabling a stable transition to a new CEO, and manage the completion of the company’s financial restatement as soon as possible.

To continue the company’s momentum, the Board of Directors appointed current chief operating officer, Joe Flanagan, to lead a newly created Transformation Office. Flanagan’s expanded responsibilities will enable him to provide the continuity and cross-functional accountability to focus on the continued execution of the company’s turnaround plan by leveraging his broad operational and restructuring experience.

“A year ago we tapped Steve’s leadership skills to improve the company’s operational execution,” said Steve Shulman, newly appointed Chairman of Accretive Health’s Board of Directors. “He stabilized the company and has been implementing a transformation focused on customers, front-line execution and investment in technology. The existing team has created a clear line-of-sight to complete the financial restatement and established the strong foundation that will enable the company’s continued success under a new CEO.”

Shulman, a 40-year healthcare industry veteran, added that under Flanagan’s leadership of the Transformation Office, the company will continue to execute on its plan to increase the value of the company by focusing on client service, the patient experience, product innovation and the overall culture of the organization. “At Accretive Health we have a vision to build a world class revenue cycle management company that enhances our value proposition to our client partners through continuous innovation and a unique population health management strategy,” Shulman added. “The Accretive Health team understands how healthcare is rapidly evolving, and we are focused on innovating across the organization to bring new approaches to our clients to help them achieve optimal value in the face of market changes.”

“We have made substantial progress over the past year, and I am sincerely grateful for the support I’ve received from our highly talented leadership team, our clients, our employees and our Board of Directors. Our top priority remains completing our financial restatement, and I am committed to seeing that through to completion as part of this transition,” Schuckenbrock said. “I believe we are on the right path, and I look forward to continuing to support the company as a member of the Board of Directors.”

As previously disclosed, Accretive Health has made substantial progress on its Form 10-K for the year ended December 31, 2013, including the financial statements for the years ended December 31, 2013 and 2012 and the restated financial statements for the year ended December 31, 2011, on which audits are underway. The Company is currently in the process of working with its auditors to complete the audits as soon as possible.

About Accretive Health

At Accretive Health, our mission is to partner with healthcare communities to serve as a catalyst for a healthier future for all. For more information, visit www.accretivehealth.com.

Safe Harbor

This press release contains forward-looking statements, including the Company’s statements regarding its ability to complete its restatement and hire a new CEO, the success of the Company under a new CEO, the success of the Company’s turnaround and operational plan, and statements regarding the Company’s strategic initiatives. All forward-looking statements contained in this press release involve risks and uncertainties. Our actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the possibility that our ongoing restatement could have unanticipated consequences and the factors set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 8, 2012, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

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Contacts:

Investor Relations:

Atif Rahim

Accretive Health, Inc.

312-324-5476

investorrelations@accretivehealth.com

or

Media Relations:

Andrea Rose / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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